UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 2, 2023
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TaskUs, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40482	83-1586636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
(Address of Principal Executive Offices) (Zip Code)
(888) 400-8275
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2023, the TaskUs, Inc. (the “Company”) Board of Directors (the “Board”), approved and adopted the Company’s third amended and restated bylaws (the “Third Amended and Restated Bylaws”), effective as of such date, primarily to address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Card Rules”) and certain recent amendments to the Delaware General Corporation Law (the “DGCL”).
The changes contained in the Third Amended and Restated Bylaws include revisions to the procedural and disclosure requirements for shareholders intending to nominate directors or propose other business (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including, without limitation:
•any shareholder notice provided under Section 2.03 with respect to a nomination under the Universal Proxy Card Rules must include a representation from the shareholder whether it will engage in a solicitation in accordance with the Universal Proxy Card Rules;
•requiring any shareholder submitting a nomination notice to make a representation and applicable confirmation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule14a-19 of the Exchange Act;
•any shareholder that provides notice of a proposed nomination under the Universal Proxy Card Rules must provide evidence that it has complied with the requirements of the Universal Proxy Card Rules;
•any shareholder nominee must provide completed and signed questionnaires in accordance with the time periods prescribed for delivery of notice of such nomination;
•the Company may request certain additional information regarding any proposed director nominee, including an interview and background screening;
•if either the nominating shareholder or shareholder nominee has any direct or indirect interest that is or may reasonably be considered to be competitive or in conflict with the Company, or any affiliate or associate of the Company, as determined by the Board, then no person nominated by such shareholder nor any such shareholder nominee shall be qualified to serve as a director or eligible to be nominated to serve as a director;
•any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which is reserved for the Board; and
•if any shareholder fails either to comply with the Universal Proxy Card Rules or to provide evidence of such compliance, then such nomination will be disregarded and no vote on such nominee will occur.
In addition, the Third Amended and Restated Bylaws have been updated to make technical changes to reflect recent amendments to the DGCL to:
•revise the requirement regarding the availability of stockholder lists to align with Section 219 of the DGCL; and
•clarify the adjournment procedures in accordance with Section 232 of the DGCL with respect to the method of notice for adjourning virtual stockholder meetings.
The Third Amended and Restated Bylaws also include various immaterial changes that provide clarification and consistency.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of TaskUs, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

	By:	/s/ Balaji Sekar
Name: Balaji Sekar
Title: Chief Financial Officer

Date: March 7, 2023